As filed with the Securities and Exchange Commission on January 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Ste. 101,

Northville, MI 48167

(248) 504-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Coker, President and CEO

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

(248) 504-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copy to:

Kenneth J. Phillips

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

Detroit, Michigan 48226-3506

(313) 465-7658 (telephone)

(313) 465-7659 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock, without par value
Preferred Stock, without par value
Warrants to Purchase Common Stock or Preferred Stock
Rights
Units
TOTAL			$100,000,000	$11,610

(1)	The registrant is hereby registering such indeterminate number of shares of common stock and preferred stock, such indeterminate amount of warrants and rights to purchase common stock or preferred stock, such indeterminate number of units as may be sold from time to time, and such indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange or exercise of any other securities that provide for such conversion, exchange or exercise, which collectively shall have an aggregate initial offering price not to exceed $100,000,000. In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding common stock. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000.

(4)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .00011610 and the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

Subject to Completion, dated January 20, 2011

PROSPECTUS

$100,000,000

AMERIGON INCORPORATED

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

Amerigon Incorporated may offer, issue and sell from time to time up to $100,000,000 of our common stock, without par value (our “Common Stock), our preferred stock, without par value, which may be issued in one or more series, each with such terms, preferences, conversion or other rights, voting powers, preferences, privileges and restrictions, as are permitted by the law of the State of Michigan and as our board of directors (our “Board”) may determine by resolution (our “Preferred Stock”), warrants or rights to purchase shares of our Common Stock or Preferred Stock, or units, individually or in any combination of these securities. We may offer the securities separately or together, in one or more offerings, in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

This prospectus describes some of the general terms that may apply to these securities. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus or in other offering material. You should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus that we may provide you, along with the information incorporated by reference in these documents before making your investment decision.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement or in other offering material. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or in other offering material.

Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “ARGN.” On January 19, 2011, the last reported sale price of our Common Stock on The NASDAQ Global Select Market was $10.43 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus, in one or more offerings, up to a maximum aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities which may be offered by us, which is not meant to be a complete description of each security. Each time we offer securities, we will provide a prospectus supplement or other offering material containing specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in any accompanying prospectus supplement and any other offering material related to such securities.

This prospectus, together with any accompanying prospectus supplement, any free writing prospectus that we may provide you and the information incorporated by reference in these documents, include all material information relating to this offering. You should rely only on the information provided in this prospectus, together with any accompanying prospectus supplement, any free writing prospectus that we may provide you and the information incorporated by reference in these documents. We have not authorized anyone to provide you with different or additional information. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement, any free writing prospectus that we may provide you, or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in such documents or in our affairs since the date of such documents.

We are not making an offer to sell or soliciting an offer to purchase securities under this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide you in any jurisdiction where the offer or sale is not permitted.

You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus that we may provide you and the information incorporated by reference in these documents together with the additional information described under “Where You Can Find More Information” before making your investment decision.

In this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide you, unless the context suggests otherwise, references to the “Company,” “Amerigon,” “we,” “ARGN,” “us,” “our Company,” and “our” mean Amerigon Incorporated.

ii

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in any of our securities, in addition to the other information included or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus that we may provide you, you should carefully consider the risk factors under the section entitled “Risk Factors” in any accompanying prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any accompanying prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. These material and adverse effects could cause the trading price of our Common Stock, or, if applicable, other securities, to decline and you may lose part or all of your investment. For more information, see the sections entitled, “Where You Can Find More Information” and “Incorporation of Information We File With the SEC” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any free writing prospectus that we may provide you and the information incorporated by reference in these documents contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical or current facts are forward-looking and are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “expect,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “can,” “plan,” “project,” “predict,” “continue,” “trend,” “opportunity,” “pipeline,” “comfortable,” “current,” “position,” “assume,” “outlook,” “remain,” “maintain,” “sustain,” “achieve,” “would” or other similar words or expressions and the negative of such words. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. All such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

Forward-looking statements speak only as of the date they are made, and we assume no duty to and do not undertake to update forward-looking statements. Our future events, financial condition, business or other results may differ materially from those anticipated and discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, changes in political, economic or market conditions generally and in the automotive, manufacturing and capital markets specifically; availability of capital; customer and supplier bankruptcies; concentration of our credit risk; inability to successfully identify or complete suitable acquisitions and new developments; inability of our product platforms to yield anticipated returns; competition within the markets in which we compete; rising operating expenses; potential uninsured losses; our debt obligations; financial covenants that may restrict our operating or acquisition activities; potential tax obligations; legislative or other actions affecting our operations and business; environmental laws and obligations; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues as well as other risks listed from time to time in the Company’s other reports and statements filed with the SEC.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any accompanying prospectus supplement, any free writing prospectus that we may provide you and the information incorporated by reference in these documents. Readers are cautioned that these forward-looking statements reflect our management’s views as of the date that the statement is made. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced to in this section. Although we believe that the expectations reflected in the forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or the occurrence of unanticipated events except as required by applicable law.

AMERIGON INCORPORATED

Amerigon Incorporated designs, develops and markets products based on our advanced, proprietary, efficient thermoelectric device (“TED”) technologies for a wide range of global markets and heating and cooling applications. Our current principal product is our proprietary Climate Control Seat™ (“CCS™” or “CCS”) which we sell to automobile and light truck original equipment manufacturers or their tier one suppliers. The CCS provides year-round comfort to automotive seat occupants by producing both active heating and cooling.

We were incorporated in 1991 and originally focused our efforts on developing electric vehicles and high technology automotive systems. Because the electric vehicle market did not develop as anticipated, we have focused our efforts on advanced TED technologies and applications including our CCS product. At the present time the CCS is our only high volume product. We are presently working on developing products that utilize our proprietary TED technology in other non-CCS applications.

Our principal executive offices are located at 21680 Haggerty Rd., Ste. 101, Northville, MI 48167, and our telephone number is (248) 504-0500.

RATIO OF EARNINGS TO PREFERRED SHARE DIVIDENDS

The Company does not have any shares of Preferred Stock outstanding. You can find more information on our Preferred Stock under “DESCRIPTION OF CAPITAL STOCK—Preferred Stock” below.

USE OF PROCEEDS

We will retain broad and significant discretion over the use of the net proceeds from the sale of the securities. Unless otherwise indicated in any accompanying prospectus supplement or other offering material, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include financing future acquisitions, repaying debt, financing capital commitments, capital expenditures, working capital, research and development and general administrative expenses. We may provide additional information on the use of the net proceeds from the sale of our securities in an accompanying prospectus supplement or other offering materials relating to the offered securities.

THE SECURITIES WE MAY OFFER

Amerigon Incorporated may offer, issue and sell from time to time up to $100,000,000 of our Common Stock, our Preferred Stock, warrants or rights to purchase shares of our Common Stock or Preferred Stock, or units, individually or in any combination of these securities. This prospectus contains only a summary of the securities we may offer. The specific terms of any securities actually offered for sale, together with the terms of that offering, the initial price and the net proceeds to us from the sale of such securities, will be set forth in an accompanying prospectus supplement or other offering material. That prospectus supplement or other offering material will also contain information, if applicable, about the securities exchange, if any, on which the securities will be listed.

The following descriptions of our Common Stock and Preferred Stock, together with the additional information we include in any accompanying prospectus supplements or other offering material, summarizes the material terms and provisions of the Common Stock and the Preferred Stock that we may offer under this prospectus and the accompanying prospectus supplement. For the complete terms of our Common Stock, please refer to our Articles of Incorporation (our “Articles”) and our bylaws (our “Bylaws”) that are incorporated by reference into the registration statement of which this prospectus is a part. The law of the State of Michigan, our jurisdiction of incorporation, will also affect the terms of these securities and the rights of holders thereof. While the terms we have summarized below will apply generally to any future Common Stock and Preferred Stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the accompanying prospectus supplement and any related free writing prospectus. Any accompanying prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of our Common Stock and our Preferred Stock. This summary is not complete. We have incorporated by reference our Articles and our Bylaws as exhibits to the registration statement of which this prospectus is a part. We have also incorporated by reference in this prospectus a description of our Common Stock which is contained in other documents we have filed with the SEC. You should read these other documents before making your decision to acquire any shares of our Common Stock or Preferred Stock or warrants or rights to purchase, or units comprised of, the same.

As of the date of this prospectus, pursuant to our Articles, our authorized shares consist of an aggregate 35,000,000 shares of capital stock comprised of 30,000,000 shares of our Common Stock and 5,000,000 shares of our Preferred Stock, of which 9,000 shares were designated as Series A Preferred Stock and 25,000 shares were designated as Series B Preferred Stock; however, our Articles provide that the 9,000 shares of Series A Preferred Stock we originally issued in 1999 and which were converted to Common Stock in 2006 are no longer available for issuance. As a consequence, no shares of Series A Preferred Stock are currently authorized and available for issuance. As of September 30, 2010, we had issued and outstanding 21,805,247 shares of Common Stock and no shares of Series B Preferred Stock.

All of our Common Stock and Preferred Stock offered pursuant to any accompanying prospectus supplement will, when issued, be duly authorized, fully paid and non-assessable. This means that the full price for shares of our Common Stock or Preferred Stock, as applicable, will be paid at issuance and that you, as a purchaser of such capital stock, will not be later required to pay us any additional monies for such capital stock. All rights that accompany the ownership of our Common Stock are subject to the preferential rights of any other class or series of our capital stock.

Common Stock

Rights Agreement

Each outstanding share of our Common Stock has attached to it one preferred share purchase right (a “Right”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock at a price of $20.00 per one-thousandth of a share of Series B Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A. as Rights Agent (the “Rights Agreement”), which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

Currently, the Rights are attached to all Common Share certificates and no separate Rights certificates have been issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the earlier to occur of (i) the tenth business day following the public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) the tenth business day (or such later day as the Board may determine) following the commencement of, or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being the “Distribution Date”).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after February 10, 2009 (the “Record Date”) upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date. The Rights will expire on January 26, 2019 (the “Expiration Date”), unless the Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions) each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, Preferred Stock or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company, which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series B Preferred Stock (or of a share of a class or series of the Company’s Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time prior to the Distribution Date, the Board may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

The number of outstanding Rights and the number of one one-thousandths of a share of Series B Preferred Stock issuable upon exercise of each Right are subject to adjustment under certain circumstances. Because of the nature of the Series B Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series B Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. As of December 31, 2010, we had not issued any shares of Series B Preferred Stock.

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding Common Stock. The Rights however, should not interfere with any merger or other business combination approved by the Board.

Dividends

Subject to the preferential rights of our Series B Preferred Stock as set forth in our Articles and any other class or series of our capital stock which may from time to time come into existence, holders of Common Stock are entitled to receive dividends on such shares out of our funds that we can legally use to pay dividends, when and if such dividends are declared by our Board. We have never paid any cash dividends on our Common Stock and do not anticipate paying dividends in the near future. Our credit agreement restricts our ability to pay dividends.

Voting Rights

Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of our Board. The holders of Common Stock have the power to vote on all matters presented to our shareholders; provided, holders of our Series B Preferred Stock are entitled to 1,000 votes on all matters submitted to the shareholders of the Company, each as set forth in our Articles. No shareholder is entitled to cumulate votes (i.e., to cast for any one or more candidates a number of votes greater than the number of such shareholder’s shares) except, in the case of a vote for directors, the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of such shareholder’s intention to cumulate votes. If any shareholder has given such a notice, every shareholder entitled to vote may cumulate votes for candidates equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled or distribute such shareholder’s votes on the same principle among any or all of the candidates as the shareholder thinks fit. In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Distribution on Liquidation or Dissolution

Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise, subject to the rights of any series of Preferred Stock that may from time to time come into existence, no distribution can be made (i) to the holders of shares of Common Stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) unless, prior thereto, the holders of shares of Series B Preferred Stock have received an amount per share (the “Series B Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the adjustment provisions set forth in the Articles, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event. In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Preferred Stock in respect thereof, then the assets available for such distribution will be distributed ratably to the holders of the Series B Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

In the event of our liquidation, dissolution or winding up, subject to liquidation preference granted to the holders of any outstanding shares of our Preferred Stock and after the payment of all of our debts and other liabilities, the holders of our Common Stock are entitled to share ratably in all assets legally available for distribution to our shareholders.

Other Rights and Restrictions

Each share of Common Stock has equal distribution, liquidation and other rights, and has no preference, conversion, sinking fund, redemption or preemptive rights.

Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding have been paid in full, the Company cannot: (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up); (ii) declare or pay dividends, or make any other distributions, on any shares of the Company’s capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of Common Stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines will result in fair and equitable treatment among the respective series or classes.

Preferred Stock

Our Board may authorize the issuance of up to 5,000,000 shares of our Preferred Stock from time to time in one or more series. Our Board is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series, and to determine or alter the voting and other rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. Previously, 9,000 shares were designated as Series A Preferred Stock and 25,000 shares were designated as Series B Preferred Stock; however, our Articles provide that the 9,000 shares of Series A Preferred Stock we originally issued in 1999 and which were converted to Common Stock in 2006 are no longer available for issuance. As of the date of this prospectus, no shares of Preferred Stock are issued or outstanding.

If the Company issues any shares of Preferred Stock, we will provide specific information about the particular class or series being offered in an accompanying prospectus supplement or other offering material. This information will include some or all of the following:

•	the title or designation of the series;

•

the number of shares of the series, which the Board may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate and period of the series;

•

the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of capital stock;

•	the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•

whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of the Company or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether the shares of Preferred Stock being offered will be listed on any securities exchange;

•	if necessary, a discussion of certain federal income tax considerations applicable to the shares of Preferred Stock being offered;

•	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of each such series; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Articles then in effect or the Bylaws then in effect.

This issuance of shares of Preferred Stock could adversely affect the voting power of the holders of shares of our Common Stock and reduce the likelihood that the holders of shares of our Common Stock will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our Common Stock. The issuance of shares of Preferred Stock could also have the effect of delaying, deterring or preventing a change in control of our Company.

Limitation of Liability

Our Articles provide that, to the full extent permitted by the Michigan Business Corporation Act (the “MBCA”), or any other applicable laws presently or hereafter in effect, no director of our Company will be personally liable to the Company or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under federal securities laws.

Certain Anti-Takeover Matters

General

Various provisions of the MBCA, our Articles and our Bylaws could have the effect of discouraging, delaying or preventing a third party from accumulating a large block of our capital stock, engaging in a tender offer and making offers to acquire us, and of inhibiting a change in control, all of which could adversely affect our shareholders’ ability to receive a premium for their shares in connection with such a transaction. Such provisions noted below are intended to encourage persons seeking to acquire control of us to negotiate first with our Board and to discourage certain types of coercive takeover practices and inadequate takeover bids. The following paragraphs summarize applicable provisions of the MBCA, our Articles and our Bylaws; for a complete description, we refer you to the MBCA, as well as our Articles and our Bylaws which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Number of Directors

Our Bylaws currently provide that the number of directors of the Company will not be less than five nor more than nine. The exact number of directors is to be specified by a resolution duly adopted by the Board or shareholders. The current authorized number of directors of the Company is set at seven and is to remain so unless and until the authorized number of directors is modified in accordance with the terms of our Bylaws and our Articles. Our Bylaws provide that (i) subject to any further restrictions in our Articles, a bylaw change specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a bylaw or amendment of the Articles reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote, and (ii) no amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one. These provisions may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the Board by filling the vacancies created by removal with its own nominees.

Advance Notice Requirement

Our Bylaws set forth advance notice procedures with regard to shareholder proposals relating to (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 545a of the MBCA, (ii) an amendment of our Articles, pursuant to Section 611 of the MBCA, (iii) a reorganization of the Company, pursuant to Section 703a of the MBCA, and (iv) a voluntary dissolution of the Company, pursuant to Section 804 of the MBCA. If action is proposed to be taken at any meeting for approval of any of these items, the notice (which is to be sent or otherwise given in accordance with our Bylaws not less than 10 days or more than 60 days before the date of such meeting) is to state the general nature of such proposal. The advance notice requirement may have the effect of precluding the consideration of certain business at a meeting if the notice procedures are not properly followed.

Poison Pill

Pursuant to our Articles, if the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock at the same time is to be similarly exchanged or changed into an amount per share, subject to the adjustment provisions in our Articles, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Company at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock is to be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Blank Check Preferred Stock

Our Board has the authority under our Articles to issue other Preferred Stock with rights superior to the rights of the holders of Common Stock without shareholder approval. Our Preferred Stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of Preferred Stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

The effects of the issuance of the Preferred Stock on the holders of our Common Stock could include:

•	reduction of the amount otherwise available for payments of dividends on Common Stock if dividends are payable on the series of Preferred Stock;

•	restrictions on dividends on our Common Stock if dividends on the series of Preferred Stock are in arrears;

•	dilution of the voting power of our Common Stock if the series of Preferred Stock has voting rights, including a possible “veto” power;

•	dilution of the equity interest of holders of our Common Stock if the series of Preferred Stock is convertible, and is converted, into our Common Stock; and

•

restrictions on the rights of holders of our Common Stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of Preferred Stock.

Business Combination Act

The Company is subject to the provisions of Chapter 7A of the MBCA. In general, subject to certain exceptions, the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder, unless (1) prior to such date, the board of directors approved the business combination or (2) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is ComputerShare Trust Company, N.A.

Listing on The NASDAQ Global Select Market

Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “ARGN.”

DESCRIPTION OF WARRANTS

We may from time to time issue warrants to purchase shares of our Common Stock or shares of our Preferred Stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the accompanying prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants being offered thereby will include specific terms relating to such offering. These terms will include some or all of the following:

•	the title or designation of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	if necessary, a discussion of certain federal income tax considerations;

•	whether such warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

We have no outstanding warrants to purchase shares of our Common Stock or outstanding warrants to purchase shares of our Preferred Stock.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to our shareholders for the purchase of shares of our Common Stock or our Preferred Stock. Each series of rights will be issued under a separate rights agreement to be entered into between the Company, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement or other offering material relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of rights.

The prospectus supplement or other offering material relating to any rights being offered thereby will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of shares of our Common Stock or our Preferred Stock purchasable upon exercise of the rights and the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any special United States federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of Common Stock, Preferred Stock, or warrants for the purchase of shares of our Common Stock or Preferred Stock in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the prospectus supplement or other offering material relating to any units being offered thereby. The terms of any units offered under a prospectus supplement or other offering material may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all of the provisions of any unit purchase agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any free writing prospectuses that we may authorize to be provided to you in connection with the units and any unit purchase agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Any unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the prospectus supplement or other offering material relating to any units being offered thereby the terms of the series of units being offered, including, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “DESCRIPTION OF CAPITAL STOCK,” and “DESCRIPTION OF WARRANTS” will apply to each unit and to any Common Stock, Preferred Stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such number of distinct series as we determine.

Any unit agent will act solely as our agent under the applicable unit purchase agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit purchase agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of any related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We and any unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements or other offering material that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable accompanying prospectus supplement or other offering material.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the applicable accompanying prospectus supplement or other offering material. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable accompanying prospectus supplement or other offering material, naming the underwriter.

We may sell the securities through agents from time to time. The applicable accompanying prospectus supplement or other offering material will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable accompanying prospectus supplement or other offering material pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable accompanying prospectus supplement or other offering material, and such prospectus supplement or other offering material will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We cannot guarantee the liquidity of the trading markets for any securities. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor any applicable underwriters will make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Unless otherwise specified in an accompanying prospectus supplement, the validity of any securities offered will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders’ equity and comprehensive income, cash flows and financial statement schedule for each of the three years in the period ended December 31, 2009, and the Company’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. General information about Amerigon, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://amerigon.com/ as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website that is not specifically described under “INCORPORATION OF INFORMATION WE FILE WITH THE SEC” is not incorporated into this prospectus and is not a part of these filings.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus documents that we file with the SEC. This permits us to disclose important information to you by referring you to those filed documents. Any information incorporated by reference this way is considered to be a part of this prospectus, and information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference into this prospectus the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•

our Current Reports on Form 8-K filed on January 8, 2010, February 12, 2010, March 30, 2010, May 18, 2010 and the information in Item 5.02 of our Current Report on Form 8-K filed on January 5, 2011; and

•

the description of our shares of Common Stock included in our registration statement on Form SB-2 (file no. 33-61702-LA) effective June 10, 1993, as filed with the SEC pursuant to the Securities Act, under the caption “Description of Securities” on pages 37 through 38 of the Prospectus and incorporated by reference into our initial Registration Statement on Form 8-A filed with the SEC pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Whenever, after the date of this prospectus, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be incorporated by reference and deemed to be a part of this prospectus from the time they are filed (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Requests for documents should be directed to Amerigon Incorporated, Attention: Barry G. Steele, 21680 Haggerty Rd., Ste. 101, Northville, MI 48167, (248) 504-0500.

You should rely only on the information contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$11,610
NASDAQ listing fee	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent fees	$	*
Miscellaneous	$	*
Total	$	*

*	These fees are calculated based on the particular securities offered and/or the number of issuances and accordingly cannot be estimated at this time. Such information will be provided in the applicable prospectus supplements in accordance with Rule 430B or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended.

Item 15.	Indemnification of Directors and Officers.

Our Articles authorize us, and our Bylaws require us, to the maximum extent permitted by the MBCA, to indemnify each of our officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of our Company. Our Articles and Bylaws authorize us, to the maximum extent permitted by the MBCA, to indemnify each of our other agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of our Company. For purposes of our Bylaws, an “agent” of our Company includes any person who is or was a director, officer, employee or other agent of our Company; or is or was serving at the request of our Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a predecessor corporation of our Company or of another enterprise at the request of such predecessor corporation.

Our Articles provide that, to the full extent permitted by the MBCA, or any other applicable laws presently or hereafter in effect, no director of our Company shall be personally liable to the Company or our shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.

Section 561 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit, or proceeding brought to enforce this mandatory indemnification.

The foregoing statements are subject to the detailed provisions of the MBCA, our Articles and our Bylaws.

Item 16.	Exhibits.

Exhibit No.

1.1*	Form of Underwriting Agreement, Purchase Agreement or Distribution Agreement.

4.1	Articles of Incorporation of Amerigon Incorporated, dated March 23, 2005, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2005. .

4.2	Certified Resolution of the Board of Directors of the Company Establishing and Designating the Relative Rights and Preferences of Series B Preferred Stock filed as an Amendment to the Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2009.

4.3	Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2009.

4.4	Bylaws of Amerigon Incorporated, dated March 23, 2005, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2005.

4.5	Form of Specimen Certificate of Company’s Common Stock previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2001.

4.6*	Form of certificate of amendment to articles of incorporation or any certificate of designation, preferences and rights with respect to any Preferred Stock issued hereunder.

4.7*	Form of Preferred Stock Certificate.

4.8*	Form of Warrant Agreement.

4.9*	Form of Warrant Certificate.

4.10*	Form of Rights Agreement.

4.11*	Form of Rights Certificate.

4.12*	Form of Unit Purchase Agreement.

4.13*	Form of Unit.

5.1**	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1**	Consent of Grant Thornton LLP.

23.2**	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature pages).

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, including any Current Report on Form 8-K.

**	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on January 20, 2011.

AMERIGON INCORPORATED

By:	/s/ Daniel R. Coker
Name: Daniel R. Coker Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel R. Coker and Barry G. Steele, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date:

/s/ Daniel R. Coker Daniel R. Coker	Director, President and Chief Executive Officer (Principal Executive Officer)	January 20, 2011

/s/ Barry G. Steele Barry G. Steele	Chief Financial Officer & Secretary (Principal Accounting and Financial Officer)	January 20, 2011

/s/ Oscar B. Marx, III Oscar B. Marx, III	Chairman of the Board	January 20, 2011

/s/ Lon E. Bell, Ph.D. Lon E. Bell, Ph.D.	Director	January 20, 2011

/s/ Francois J. Castaing Francois J. Castaing	Director	January 20, 2011

/s/ John M. Devine John M. Devine	Director	January 20, 2011

/s/ Maurice E.P. Gunderson Maurice E.P. Gunderson	Director	January 20, 2011

/s/ James J. Paulsen James J. Paulsen	Director	January 20, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement, Purchase Agreement or Distribution Agreement.

4.1	Articles of Incorporation of Amerigon Incorporated, dated March 23, 2005, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2005. .

4.2	Certified Resolution of the Board of Directors of the Company Establishing and Designating the Relative Rights and Preferences of Series B Preferred Stock filed as an Amendment to the Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2009.

4.3	Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2009.

4.4	Bylaws of Amerigon Incorporated, dated March 23, 2005, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2005.

4.5	Form of Specimen Certificate of Company’s Common Stock previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2001.

4.6*	Form of certificate of amendment to articles of incorporation or any certificate of designation, preferences and rights with respect to any Preferred Stock issued hereunder.

4.7*	Form of Preferred Stock Certificate.

4.8*	Form of Warrant Agreement.

4.9*	Form of Warrant Certificate.

4.10*	Form of Rights Agreement.

4.11*	Form of Rights Certificate.

4.12*	Form of Unit Purchase Agreement.

4.13*	Form of Unit.

5.1**	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1**	Consent of Grant Thornton LLP.

23.2**	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature pages).

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, including any Current Report on Form 8-K.

**	Filed herewith.